Exhibit 10.7

THIS NOTE AND THE SECURITIES ISSUABLE UPON THE CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER THAT SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION OTHERWISE COMPLIES WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

TENON MEDICAL, INC.

AMENDED AND RESTATED 2019 CONVERTIBLE PROMISSORY NOTE

$50,000	May 3, 2021

This Amended and Restated Convertible Promissory Note (this “Note”) is entered into by and between Tenon Medical, Inc., a Delaware corporation (the “Company”) and Paul Orofino (“Investor”).

WHEREAS, the Investor purchase from the Company a Convertible Promissory Note, dated October 21, 2019, in the principal amount of $50,000 (the “Existing Note”).

WHEREAS, Section 6(b) of the Existing Note provides that the Existing Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors.

WHEREAS, the Company and Investor desire to amend and restated the Existing Note in its entirety, as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the Company and the Investor agree and the Existing Note shall be amended and restated and replaced in its entirety by this Note, and the parties to this Note further agree as follows:

FOR VALUE RECEIVED, the Company promises to pay to Investor, or its registered assigns, in lawful money of the United States of America the principal sum of $50,000 (the “Principal Amount”), or such lesser amount as shall equal the outstanding principal amount hereof, together with simple interest from October 21, 2019 on the unpaid principal balance at a rate equal to Eight Percent (8.0%) per annum, computed on the basis of the actual number of days elapsed and a year of 365 days. All unpaid principal, together with any then unpaid and accrued interest and other amounts payable hereunder, shall be due and payable on the earlier of (i) the 12 month anniversary of this Note (the “Maturity Date”) following written demand by Investor, or (ii) when, upon the occurrence and during the continuance of an Event of Default, such amounts are declared due and payable by Investor or made automatically due and payable, in each case, in accordance with the terms hereof.

The following is a statement of the rights of Investor and the conditions to which this Note is subject, and to which Investor, by the acceptance of this Note, agrees:

1.            Payments.

(a)           Interest. Accrued interest on this Note shall be payable at maturity.

(b)          Voluntary Prepayment. This Note may not be prepaid, without the written consent of a Majority in Interest of Investors.

2.           Events of Default. The occurrence of any of the following shall constitute an “Event of Default” under this Note:

(a)          Failure to Pay. The Company shall fail to pay (i) when due any principal payment on the due date hereunder or (ii) any interest payment or other payment required under the terms of this Note or any other Transaction Document on the date due and such payment shall not have been made within twenty (20)

Business Days of the Company’s receipt of written notice to the Company of such failure to pay; or

(b)          Voluntary Bankruptcy or Insolvency Proceedings. The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admit in writing its inability to pay its debts generally as they mature, (iii) make a general assignment for the benefit of its or any of its creditors, (iv) be dissolved or liquidated, (v) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) take any action for the purpose of effecting any of the foregoing; or

(c)          Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or any of its Subsidiaries, if any, or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 45 days of commencement.

3.           Rights of Investor upon Default. Upon the occurrence of any Event of Default (other than an Event of Default described in Sections 2(b) or 2(c)) and at any time thereafter during the continuance of such Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, by written notice to the Company, declare all outstanding Obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Upon the occurrence of any Event of Default described in Sections 2(b) and 2(c), immediately and without notice, all outstanding Obligations payable by the Company hereunder shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, upon the occurrence and during the continuance of any Event of Default, Investor may, with the written consent of a Majority in Interest of Investors, exercise any other right power or remedy granted to it by this Note or otherwise permitted to it by law, either by suit in equity or by action at law, or both.

4.            Conversion.

(a)          Automatic Conversion upon an Initial Public Offering. If an Initial Public Offering occurs prior to the payment in full of the principal amount of this Note, then the outstanding principal amount of this Note and all accrued and unpaid interest on this Note shall automatically convert immediately prior to such Initial Public Offering, into fully paid and nonassessable shares of the Company’s common stock at the IPO Conversion Price. The Company shall provide the Investors written notice of any potential Initial Public Offering at least ten (10) business days prior to the consummation of such Initial Public Offering.

(b)          Automatic Conversion upon a Qualified Financing. If a Qualified Financing occurs on or prior to the Maturity Date, then the outstanding principal amount of this Note, and all accrued and unpaid interest on this Note, shall automatically convert into fully paid and nonassessable shares of the capital stock issued and sold in such Qualified Financing at the Qualified Financing Conversion Price, with any fractional shares rounded down.

(c)          Conversion Procedure.

(i)       Conversion Pursuant to Section 4(a). If this Note is to be automatically converted in accordance with Section 4(a), written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the IPO Conversion Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company a lock-up agreement in connection with an Initial Public Offering in substantially the same form of lock-up agreement and other related agreements necessary to consummate the Initial Public Offering. Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Initial Public Offering for cancellation; provided, however, that upon the closing of the Initial Public Offering, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion. Any conversion of this Note pursuant to Section 4(a) shall be deemed to have been made immediately prior to the closing of the Initial Public Offering, and if applicable and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(ii)       Conversion Pursuant to Section 4(b). If this Note is to be automatically converted in accordance with Section 4(b), written notice shall be delivered to Investor at the address last shown on the records of the Company for Investor or given by Investor to the Company for the purpose of notice, notifying Investor of the conversion to be effected, specifying the Qualified Financing Conversion Price, the principal amount of the Note to be converted, together with all accrued and unpaid interest, the date on which such conversion is expected to occur and calling upon such Investor to surrender to the Company, in the manner and at the place designated, the Note. Upon such conversion of this Note, Investor hereby agrees to execute and deliver to the Company all transaction documents entered into by other purchasers participating in the Qualified Financing, including a purchase agreement, an investor rights agreement and other ancillary agreements, with customary representations and warranties and transfer restrictions (including, without limitation, a 180-day lock-up agreement in connection with an initial public offering). Investor also agrees to deliver the original of this Note (or a notice to the effect that the original Note has been lost, stolen or destroyed and an agreement acceptable to the Company whereby the holder agrees to indemnify the Company from any loss incurred by it in connection with this Note) at the closing of the Qualified Financing for cancellation; provided, however, that upon the closing of the Qualified Financing, this Note shall be deemed converted and of no further force and effect, whether or not it is delivered for cancellation as set forth in this sentence. The Company shall, as soon as practicable thereafter, issue and deliver to such Investor a certificate or certificates for the number of shares to which Investor shall be entitled upon such conversion. Any conversion of this Note pursuant to Section 4(b) shall be deemed to have been made immediately prior to the closing of the Qualified Financing and on and after such date the Persons entitled to receive the shares issuable upon such conversion shall be treated for all purposes as the record holder of such shares.

(iii)       Fractional Shares; Effect of Conversion. No fractional shares shall be issued upon conversion of this Note. Upon conversion of this Note in full, Company shall be forever released from all its obligations and liabilities under this Note and this Note shall be deemed of no further force or effect, whether or not the original of this Note has been delivered to the Company for cancellation.

5.             Definitions. As used in this Note, the following capitalized terms have the following meanings:

“Change of Control” shall mean (i) any “person” or “group” (within the meaning of Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than 50% of the outstanding voting securities of the Company having the right to vote for the election of members of the Board of Directors (other than in connection with a financing of the Company with the principal purposes of raising capital), (ii) any reorganization, merger or consolidation of the Company, other than a transaction or series of related transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction or series of related transactions retain, immediately after such transaction or series of related transactions, at least a majority of the total voting power represented by the outstanding voting securities of the Company or such other surviving or resulting entity (other than in connection with a financing of the Company with the principal purposes of raising capital) or (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company.

“Event of Default” has the meaning given in Section 2 hereof.

“Initial Public Offering” shall mean the closing of the Company’s first firm commitment underwritten initial public offering of the Company’s common stock pursuant to a registration statement filed under the Securities Act.

“Investor” shall mean the Person specified in the introductory paragraph of this Note or any Person who shall at the time be the registered holder of this Note.

“Investors” shall mean the investors that have purchased Notes.

“IPO Conversion Price” shall mean a price per share equal to 70% of the price per share (prior to underwriting discounts and commissions) of the Company’s common stock sold in the Initial Public Offering

“Majority in Interest” shall mean Investors holding at least a majority of the aggregate outstanding principal amount of the Notes.

“Notes” shall mean this Note and the other 2019 convertible promissory notes executed and delivered on or about the date hereof.

“Obligations” shall mean and include all loans, advances, debts, liabilities and obligations, howsoever arising, owed by the Company to Investor of every kind and description, now existing or hereafter arising under or pursuant to the terms of this Note, including, all interest, fees, charges, expenses, attorneys’ fees and costs and accountants’ fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U. S. C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding. Notwithstanding the foregoing, the term “Obligations” shall not include any obligations of Company under or with respect to any warrants to purchase Company’s capital stock.

“Person” shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

“Qualified Financing” is a transaction or series of transactions pursuant to which the Company issues and sells shares of its capital stock for aggregate gross proceeds of at least Five Million Dollars ($5,000,000) (excluding all proceeds from the incurrence of indebtedness that is converted into such capital stock, or otherwise cancelled in consideration for the issuance of such capital stock) with the principal purpose of raising capital.

“Qualified Financing Conversion Price” shall mean a price per share equal to $1.9565.

“Securities Act” shall mean the Securities Act of 1933, as amended.

6.           Miscellaneous.

(a)           Successors and Assigns; Transfer of this Note or Securities Issuable on Conversion Hereof; No Transfers to Bad Actors; Notice of Bad Actor Status.

(i)       Subject to the restrictions on transfer described in this Section 6(a), the rights and obligations of the Company and Investor shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties.

(ii)       With respect to any offer, sale or other disposition of this Note or securities into which such Note may be converted, Investor will give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of Investor’s counsel, or other evidence if reasonably satisfactory to the Company, to the effect that such offer, sale or other distribution may be effected without registration or qualification (under any federal or state law then in effect). Upon receiving such written notice and reasonably satisfactory opinion, if so requested, or other evidence, the Company, as promptly as practicable, shall notify Investor that Investor may sell or otherwise dispose of this Note or such securities, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this Section 6(a) that the opinion of counsel for Investor, or other evidence, is not reasonably satisfactory to the Company, the Company shall so notify Investor promptly after such determination has been made. Each Note thus transferred and each certificate representing the securities thus transferred shall bear a legend as to the applicable restrictions on transferability in order to ensure compliance with the Securities Act, unless in the opinion of counsel for the Company such legend is not required in order to ensure compliance with the Securities Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions. Subject to the foregoing, transfers of this Note shall be registered upon registration books maintained for such purpose by or on behalf of the Company. Prior to presentation of this Note for registration of transfer, the Company shall treat the registered holder hereof as the owner and holder of this Note for the purpose of receiving all payments of principal and interest hereon and for all other purposes whatsoever, whether or not this Note shall be overdue and the Company shall not be affected by notice to the contrary.

(iii)       Investor agrees not to sell, assign, transfer, pledge or otherwise dispose of any securities of the Company, or any beneficial interest therein, to any person (other than the Company) unless and until the proposed transferee confirms to the reasonable satisfaction of the Company that neither the proposed transferee nor any of its directors, executive officers, other officers that may serve as a director or officer of any company in which it invests, general partners or managing members nor any person that would be deemed a beneficial owner of those securities (in accordance with Rule 506(d) of the Securities Act) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act, except as set forth in Rule 506(d)(2) or (d)(3) under the Securities Act and disclosed, reasonably in advance of the transfer, in writing in reasonable detail to the Company. Investor will promptly notify the Company in writing if Investor or, to Investor’s knowledge, any person specified in Rule 506(d)(1) under the Securities Act becomes subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act.

(b)          Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and a Majority in Interest of Investors; provided, however, that no such amendment, waiver or consent shall: (i) reduce the principal amount of this Note without Investors’ written consent or (ii) reduce the rate of interest of this Note without Investor’s written consent.

(c)          Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall in writing and faxed, mailed or delivered to each party as follows: (i) if to Investor, at Investor’s address or facsimile number set forth on the signature page hereto, or at such other address as Investor shall have furnished the Company in writing, or (ii) if to the Company, Attn: President, 2110 Omega Road Suite F, San Ramon CA, 94583, or at such other address as the Company shall have furnished to the Investor in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one business day after being deposited with an overnight courier service of recognized standing or (v) four days after being deposited in the U.S. mail, first class with postage prepaid.

(d)          Pari Passu Notes. Investor acknowledges and agrees that the payment of all or any portion of the outstanding principal amount of this Note and all interest hereon shall be pari passu in right of payment and in all other respects to the other Notes. In the event Investor receives payments in excess of its pro rata share of the Company’s payments to the Investors of all of the Notes, then Investor shall hold in trust all such excess payments for the benefit of the holders of the other Notes and shall pay such amounts held in trust to such other holders upon demand by such holders.

(e)          Payment. Unless converted into the Company’s equity securities pursuant to the terms hereof, payment shall be made in lawful tender of the United States.

(f)          Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note.

(g)         Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this instrument.

(h)         Governing Law. This Note and all actions arising out of or in connection with this Note shall be governed by and construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California, or of any other state.

(i)          Waiver of Jury Trial; Judicial Reference. By acceptance of this Note, Investor hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Note. If the jury waiver set forth in this paragraph is not enforceable, then any claim or cause of action arising out of or relating to this Note or any of the transactions contemplated herein shall be settled by judicial reference pursuant to Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This paragraph shall not restrict a party from exercising remedies under the Uniform Commercial Code or from exercising pre-judgment remedies under applicable law.

(Signature Page Follows)

In witness whereof, this Note is executed as of the date first written above.

COMPANY

TENON MEDICAL, INC.
a Delaware corporation

By:	/s/ Kal Mentak
Name:	Kal Mentak
Title:	CEO

ACCEPTED AND AGREED TO:

INVESTOR

By:
Name:
Title:

Address:

Email:

[Signature Page to Amended and Restated 2019 Convertible Promissory Note]

In witness whereof, this Note is executed as of the date first written above.

COMPANY

TENON MEDICAL, INC.
a Delaware corporation

By:
Name:
Title:

ACCEPTED AND AGREED TO:

INVESTOR

By:	/s/ Paul Orofino
Name:	Paul Orofino
Title:	President

Address:

5695 Via De La Plata Cir Delray Beach FL 33484
Delray Beach FL 33484

Email:
paul.orofino@mdsinc.me

[Signature Page to Amended and Restated 2019 Convertible Promissory Note]